Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Fourth Quarter and Full Year 2025 Results
Reports full year earnings from continuing operations of $3.14 per diluted share
Generates full year operating cash flow of $367 million
Net gains on lease portfolio sales of $91 million and non-cash pre-tax gain on railcar partnership restructuring of $194 million
Lease fleet utilization of 97.1% and Future Lease Rate Differential ("FLRD") of positive 6.0% at quarter-end
Delivered 9,500 railcars in the year; backlog of $1.7 billion at year-end
DALLAS, Texas – February 12, 2026 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the fourth quarter and year ended December 31, 2025.
Financial and Operational Highlights – Fourth Quarter
•Quarterly total company revenues of $611 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $2.31; $1.93 improvement in EPS year over year
•Non-cash pre-tax gain on railcar partnership restructuring of $194 million
•Lease fleet utilization of 97.1% and FLRD of positive 6.0% at quarter-end
•Quarterly railcar deliveries of 2,945 and new railcar orders of 1,800
Financial and Operational Highlights – Full Year
•Full year total company revenues of $2.2 billion
•Full year EPS of $3.14; $1.33 improvement in EPS year over year
•Full year cash flow from continuing operations of $367 million and net gains on lease portfolio sales of $91 million
•Full year Return on Equity ("ROE") of 23.2% and Adjusted ROE of 24.4%
2026 Guidance
•Industry deliveries of approximately 25,000 railcars
•Net fleet investment of $450 million to $550 million
•Operating and administrative capital expenditures of $55 million to $65 million
•EPS of $1.85 to $2.10
◦Excludes items outside of our core business operations
Management Commentary
“Trinity Industries delivered strong full year 2025 results with an EPS of $3.14 – an improvement of $1.33 year over year – driven by higher lease rates, gains on lease portfolio sales, lower administrative costs, and a $194 million non-cash gain from a railcar partnership restructuring,” said Jean Savage, Trinity’s Chief Executive Officer and President. “We ended the year with an Adjusted ROE of 24.4%, and our cash flow from operations metric, which includes net gains on lease portfolio sales, was $458 million,” Ms. Savage added.
“In our Railcar Leasing and Services Group, full year revenues increased 6% year over year, reflecting continued repricing of our fleet at market rates and net fleet growth. Additionally, the railcar partnership restructuring reinforces our confidence in the value of our lease fleet and its earnings growth potential. The market value of our lease fleet is substantially higher than its book value, and we plan to proactively and consistently monetize this embedded value through increased secondary market sales as an integral part of our capital allocation strategy.”
Ms. Savage continued, “In the Rail Products Group, we delivered a full year operating margin of 5.2%, within our guidance range. Achieving this margin despite a 46% decline in year over year deliveries underscores the progress we have made in creating a more resilient and adaptable operating platform.”
“Looking ahead, we are introducing full year 2026 EPS guidance of $1.85 to $2.10, reflecting continued lease rate growth, higher expected gains from increased secondary market activity, and stable margin performance.” Ms. Savage concluded, “We are intentionally structured to generate resilient earnings and strong cash flow through disciplined lease pricing, active portfolio management, and balanced capital deployment.”

Consolidated Financial Summary

	Three Months Ended December 31,
	2025	2024	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$611.2	$629.4	Lower external deliveries in the Rail Products Group, partially offset by higher lease rates and higher maintenance services revenues
Operating profit	$335.4	$112.0	$194 million non-cash gain on railcar partnership restructuring and higher gains on lease portfolio sales, partially offset by lower external deliveries in the Rail Products Group
Interest expense, net	$70.6	$66.9
Net income from continuing operations attributable to Trinity Industries, Inc.	$188.9	$31.9
EBITDA (1)	$417.1	$191.1
Effective tax expense rate	25.8%	14.1%	Q4 2024 – Changes in valuation allowances
Diluted EPS – GAAP	$2.31	$0.38

	Year Ended December 31,
	2025	2024	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$2,156.9	$3,079.2	Lower external deliveries in the Rail Products Group
Operating profit	$649.2	$491.5
$194 million non-cash gain on railcar partnership restructuring, higher gains on lease portfolio sales, and lower selling, engineering, and administrative expenses, partially offset by lower external deliveries in the Rail Products Group and costs associated with workforce reductions

Interest expense, net	$274.2	$273.5
Net income from continuing operations attributable to Trinity Industries, Inc.	$260.3	$152.7
EBITDA (1)	$965.7	$804.1
Effective tax expense rate	24.2%	22.7%
Diluted EPS – GAAP	$3.14	$1.81
Net cash provided by operating activities – continuing operations	$366.9	$588.1	Primarily higher railcar deliveries in the prior year and the purchase of tax credits in the current year
Cash flow from operations with net gains on lease portfolio sales (1)	$458.3	$645.4
Net fleet investment	$350.0	$181.2	Higher fleet additions in 2025
Returns of capital to stockholders	$170.0	$114.2
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.

Additional Business Items
•Total committed liquidity of $1.1 billion as of December 31, 2025.
•In December 2025, our Board of Directors declared an increase to our quarterly dividend from $0.30 per share to $0.31 per share.
•In December 2025, the Company completed a strategic restructuring of its railcar investment partnerships with Napier Park, a leading alternative credit platform. Before the restructuring, Trinity held a 43% stake in TRIP Rail Holdings LLC (“TRIP Holdings”), which owned over 17,000 railcars through its subsidiaries Tribute Rail LLC (“Tribute”) and Triumph Rail LLC (“Triumph”). Trinity also owned 31% of RIV 2013 Rail Holdings LLC (“RIV 2013”), which owns more than 6,200 railcars via its subsidiary TRP 2021 LLC (“TRP 2021”).
◦Through this transaction, Napier Park acquired 99.8% ownership of Triumph’s immediate parent company, Triumph Rail Holdings LLC (“Triumph Holdings”), and Trinity acquired sole ownership of RIV 2013 and TRP 2021. Trinity now wholly owns RIV 2013 and 0.2% of Triumph Holdings, while Napier Park owns 99.8% of Triumph Holdings. Tribute remains a subsidiary of TRIP Holdings under the current joint venture ownership structure, with Napier Park owning 57% and Trinity owning 43% of TRIP Holdings.
◦Trinity recognized a non-cash pre-tax gain of $194 million from the sale of its equity stake in Triumph Holdings.
◦Approximately 6,235 railcars were transferred from partially-owned to wholly-owned related to the acquisition of the noncontrolling interest in RIV 2013 as of December 31, 2025. Approximately 10,850 railcars were transferred from partially-owned to investor-owned related to the divestiture of Triumph as of December 31, 2025.

Business Group Summary

	Three Months Ended December 31,
	2025	2024	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Services Group
Revenues	$315.8	$287.1	Favorable pricing on external repairs and higher lease rates, partially offset by a lower volume of external repairs in the maintenance services business
Operating profit	$357.2	$120.5	Gain on railcar partnership restructuring, higher gains on lease portfolio sales, and higher lease rates
Operating profit margin	113.1%	42.0%
Gains on lease portfolio sales	$56.0	$21.1
Gain on divestiture of partially-owned leasing subsidiary	$194.2	$—
Fleet utilization (1)	97.1%	97.0%
FLRD (2)	+6.0%	+24.3%	Strength in repricing lease rates
Wholly-owned lease fleet (in units)	95,315	86,355	2025 includes approximately 6,235 railcars transferred from partially-owned to wholly-owned related to the railcar partnership restructuring
Partially-owned lease fleet (in units)	6,170	23,280	2025 includes approximately 10,850 railcars transferred from partially-owned to investor-owned related to the railcar partnership restructuring
Investor-owned lease fleet (in units)	44,785	34,230
Rail Products Group
Revenues	$426.7	$526.3	Lower deliveries
Operating profit	$19.6	$46.3	Lower deliveries, reduced overhead absorption due to lower production volumes, and credit loss expense for an aged customer receivable, partially offset by a higher mix of, and production efficiencies associated with, high-margin specialty railcars
Operating profit margin	4.6%	8.8%
New railcars:
Deliveries (in units)	2,945	3,760
Orders (in units)	1,800	1,500
Order value	$241.8	$191.9
Backlog value	$1,661.6	$2,145.5	Expect to deliver approximately 49% of our railcar backlog value during 2026
Sustainable railcar conversions:
Deliveries (in units)	—	55
Backlog (in units)	270	25
Backlog value	$35.2	$3.1
Eliminations
Eliminations – revenues	$(131.3)	$(184.0)
Eliminations – operating profit	$(4.2)	$(17.7)
Corporate and other
Selling, engineering, and administrative expenses	$37.2	$32.8	Higher employee-related costs, including incentive-based compensation

	December 31, 2025	December 31, 2024
Loan-to-value ratio
Wholly-owned subsidiaries	70.2%	67.6%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on February 12, 2026 to discuss its fourth quarter and full year results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "1457819". Please call at least 10 minutes in advance to ensure a proper connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "3121216" until 11:59 p.m. Eastern on February 19, 2026.
Additionally, the Company will provide a quarterly investor presentation that will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Fourth Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. Our platform also includes the brands of RSI Logistics, a provider of software and logistics solutions, and Holden America, a supplier of railcar parts and components. Our platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group and (2) Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the impacts of a potential shutdown, or partial shutdown, of the U.S. government. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$611.2	$629.4	$2,156.9	$3,079.2
Operating costs:
Cost of revenues	455.5	474.4	1,584.2	2,411.0
Selling, engineering, and administrative expenses	69.7	61.6	214.3	235.7
Gains (losses) on dispositions of property and other divestitures:
Lease portfolio sales	56.0	21.1	91.4	57.3
Gain on divestiture of partially-owned leasing subsidiary	194.2	—	194.2	—
Other	(0.8)	1.8	5.2	6.0
Restructuring activities, net	—	4.3	—	4.3
	275.8	517.4	1,507.7	2,587.7
Operating profit	335.4	112.0	649.2	491.5
Interest expense, net	70.6	66.9	274.2	273.5
Other, net	—	(2.4)	(0.4)	(3.8)
Income from continuing operations before income taxes	264.8	47.5	375.4	221.8
Provision (benefit) for income taxes:
Current	4.8	27.3	13.4	72.5
Deferred	63.5	(20.6)	77.5	(22.1)
	68.3	6.7	90.9	50.4
Income from continuing operations	196.5	40.8	284.5	171.4
Loss from discontinued operations, net of income taxes	(2.3)	(3.0)	(7.2)	(14.3)
Net income	194.2	37.8	277.3	157.1
Net income attributable to noncontrolling interest	7.6	8.9	24.2	18.7
Net income attributable to Trinity Industries, Inc.	$186.6	$28.9	$253.1	$138.4

Basic earnings per common share:
Income from continuing operations	$2.36	$0.39	$3.22	$1.86
Loss from discontinued operations	(0.03)	(0.04)	(0.09)	(0.17)
Net income attributable to Trinity Industries, Inc.	$2.34	$0.35	$3.13	$1.69
Diluted earnings per common share:
Income from continuing operations	$2.31	$0.38	$3.14	$1.81
Loss from discontinued operations	(0.03)	(0.04)	(0.09)	(0.17)
Net income attributable to Trinity Industries, Inc.	$2.28	$0.34	$3.05	$1.64
Weighted average number of shares outstanding:
Basic	79.9	81.9	80.8	81.9
Diluted	81.8	84.5	82.9	84.2
Note: Earnings per common share is calculated independently for each component and may not sum to total net income attributable to Trinity Industries, Inc. per common share due to rounding.
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$201.3	$228.2
Receivables, net of allowance	389.1	379.1
Income tax receivable	27.5	2.4
Inventories	469.1	476.2
Restricted cash	122.3	146.2
Property, plant, and equipment, net:
Railcars in our lease fleet:
Wholly-owned subsidiaries	6,512.4	5,948.1
Partially-owned subsidiaries	372.2	1,416.0
Deferred profit on railcar products sold	(628.6)	(732.5)
Operating and administrative assets	365.3	356.5
	6,621.3	6,988.1
Goodwill	221.5	221.5
Other assets	372.3	390.5
Total assets	$8,424.4	$8,832.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$269.6	$251.7
Accrued liabilities	301.2	353.0
Debt:
Recourse	598.5	597.8
Non-recourse:
Wholly-owned subsidiaries	4,573.4	4,021.3
Partially-owned subsidiaries	270.6	1,071.8
	5,442.5	5,690.9
Deferred income taxes	1,129.0	1,075.6
Other liabilities	136.8	153.8
Stockholders' equity:
Trinity Industries, Inc.	1,077.2	1,058.9
Noncontrolling interest	68.1	248.3
	1,145.3	1,307.2
Total liabilities and stockholders' equity	$8,424.4	$8,832.2

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Year Ended December 31,
	2025	2024
Operating activities:
Net cash provided by operating activities – continuing operations	$366.9	$588.1
Net cash used in operating activities – discontinued operations	(7.2)	(14.3)
Net cash provided by operating activities	359.7	573.8

Investing activities:
Capital expenditures – lease fleet	(749.3)	(541.9)
Proceeds from lease portfolio sales	399.3	360.7
Capital expenditures – operating and administrative	(45.6)	(53.8)
Other investing activities	10.0	20.4
Net cash used in investing activities	(385.6)	(214.6)

Financing activities:
Net proceeds from (repayments of) debt	180.0	(80.1)
Shares repurchased	(71.3)	(20.7)
Dividends paid to common shareholders	(98.7)	(93.2)
Other financing activities	(34.9)	(25.9)
Net cash used in financing activities	(24.9)	(219.9)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(50.8)	139.3
Cash, cash equivalents, and restricted cash at beginning of period	374.4	235.1
Cash, cash equivalents, and restricted cash at end of period	$323.6	$374.4

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
($ in millions, except per share amounts and percentages)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain gains on dispositions of other property; restructuring activities, net; interest expense, net; and certain other transactions or events (as applicable), described in the footnotes to the tables below. These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31, 2024
	GAAP	Gains on dispositions of property – other (1)	Restructuring activities, net	Adjusted
Operating profit	$112.0	$(2.7)	$4.3	$113.6

Income from continuing operations before income taxes	$47.5	$(2.7)	$4.3	$49.1

Provision (benefit) for income taxes	$6.7	$(0.6)	$0.9	$7.0

Income from continuing operations	$40.8	$(2.1)	$3.4	$42.1

Net income from continuing operations attributable to Trinity Industries, Inc.	$31.9	$(2.1)	$3.4	$33.2

Diluted weighted average shares outstanding	84.5			84.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.38			$0.39

	Year Ended December 31, 2024
	GAAP	Gains on dispositions of property – other (1)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$491.5	$(2.7)	$4.3	$—	$493.1

Income from continuing operations before income taxes	$221.8	$(2.7)	$4.3	$(1.2)	$222.2

Provision (benefit) for income taxes	$50.4	$(0.6)	$0.9	$(0.3)	$50.4

Income from continuing operations	$171.4	$(2.1)	$3.4	$(0.9)	$171.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$152.7	$(2.1)	$3.4	$(0.9)	$153.1

Diluted weighted average shares outstanding	84.2				84.2

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.81				$1.82
(1) Represents insurance recoveries in excess of net book value for assets damaged by a fire at the Company’s facility in Cartersville, Georgia in the first quarter of 2024.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.

Adjusted Return on Equity
Adjusted Return on Equity (“Adjusted ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of net income or loss attributable to noncontrolling interest, and certain other adjustments (net of income taxes), described in the footnotes to the table below, which include certain gains on dispositions of other property; restructuring activities, net; and interest expense, net; and (ii) the denominator is calculated as average Trinity stockholders’ equity (which excludes noncontrolling interest). In the following table, the numerator and denominator of our Adjusted ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Adjusted ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	December 31, 2025	December 31, 2024	December 31, 2023
	($ in millions)
Numerator:
Income from continuing operations	$284.5	$171.4
Net income attributable to noncontrolling interest	(24.2)	(18.7)
Net income from continuing operations attributable to Trinity Industries, Inc.	260.3	152.7
Adjustments (net of income taxes):
Gains on dispositions of property – other (1)	—	(2.1)
Restructuring activities, net	—	3.4
Interest expense, net (2)	—	(0.9)
Adjusted Net Income	$260.3	$153.1

Denominator:
Total stockholders' equity	$1,145.3	$1,307.2	$1,275.5
Noncontrolling interest	(68.1)	(248.3)	(238.4)
Trinity stockholders' equity	$1,077.2	$1,058.9	$1,037.1

Average total stockholders' equity	$1,226.3	$1,291.4
Return on Equity (3)	23.2%	13.3%

Average Trinity stockholders' equity	$1,068.1	$1,048.0
Adjusted Return on Equity (4)	24.4%	14.6%
(1) Represents insurance recoveries in excess of net book value for assets damaged by a fire at the Company’s facility in Cartersville, Georgia in the first quarter of 2024.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(3) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(4) Adjusted Return on Equity is calculated as adjusted net income divided by average Trinity stockholders' equity, each as defined and reconciled above.

Cash Flow from Operations with Net Gains on Lease Portfolio Sales
Cash flow from operations with net gains on lease portfolio sales is a non-GAAP financial measure. We believe this measure is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing the breadth of the cash flow generation capabilities across our operating platform, as well as our ability to fund our operations and repay our debt. This measure is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus net gains on lease portfolio sales and is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities – continuing operations	$366.9	$588.1
Net gains on lease portfolio sales	91.4	57.3
Cash flow from operations with net gains on lease portfolio sales	$458.3	$645.4
EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain gains on dispositions of other property; restructuring activities, net; and interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$194.2	$37.8	$277.3	$157.1
Less: Loss from discontinued operations, net of income taxes	(2.3)	(3.0)	(7.2)	(14.3)
Income from continuing operations	196.5	40.8	284.5	171.4
Interest expense	73.6	70.0	285.2	288.5
Provision (benefit) for income taxes	68.3	6.7	90.9	50.4
Depreciation and amortization expense	78.7	73.6	305.1	293.8
EBITDA	417.1	191.1	965.7	804.1
Gains on dispositions of property – other	—	(2.7)	—	(2.7)
Restructuring activities, net	—	4.3	—	4.3
Interest income	—	—	—	(1.2)
Adjusted EBITDA	$417.1	$192.7	$965.7	$804.5